A.P. PHARMA, INC.

        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                TO BE HELD MAY 28, 2003
             -------------------------------

To the Stockholders of A.P. Pharma, Inc.:

The Annual Meeting of Stockholders of A.P. Pharma, Inc. (the "Company") will be held at the corporate offices at 123 Saginaw Drive, Redwood City, California, on May 28, 2003, at 9:00 a.m. local time, for the following purposes:

1. To elect eight directors to hold office until the next Annual Meeting of stockholders and until their successors are elected.

2. To transact such other business as properly may come before the meeting, or any adjournments or postponements of the meeting.

Only stockholders of record at the close of business on April 2, 2003, are entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting. A list of such stockholders will be open to examination by any stockholders at the Annual Meeting and for a period of ten days prior to the Annual Meeting during ordinary business hours at the offices of the Company located at 123 Saginaw Drive, Redwood City, California 94063.

                            BY ORDER OF THE BOARD OF DIRECTORS,

                            Julian N. Stern, Secretary

Redwood City, California
April 23, 2003


                       - IMPORTANT -
     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED POSTPAID ENVELOPE OR FOLLOW THE TELEPHONE OR INTERNET VOTING INSTRUCTIONS ON THE PROXY CARD AS SOON AS POSSIBLE. THANK YOU FOR ACTING PROMPTLY.

                      A.P. PHARMA, INC.
                      123 Saginaw Drive
                 Redwood City, California 94063
                       (650) 366-2626

                       PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of A.P. Pharma, Inc. ("APP" or the "Company"), a Delaware corporation. The proxy is solicited for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m. local time on May 28, 2003, at the corporate offices at 123 Saginaw Drive, Redwood City, California. The approximate date on which this proxy statement and the accompanying notice and proxy are first being mailed to stockholders is April 23, 2003.

VOTING

Only stockholders of record at the close of business on April 2, 2003, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on that date, the Company had outstanding 20,490,441 shares of its Common Stock, $.01 par value (the "Common Stock"). Holders of a majority of the outstanding shares of Common Stock of the Company, either present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Holders of Common Stock are entitled to one vote for each share of Common Stock held. In the election of directors, the eight nominees receiving the highest number of affirmative votes of the shares present and voting at the Annual Meeting at which a quorum is present will be elected directors.

Abstentions are included in the determination of whether a quorum is present at the meeting and are counted in tabulations of the votes cast on proposals presented to stockholders and have the same effect as negative votes. Proxies marked to withhold authority for all directors will not be counted in the election of directors. On matters other than the election of directors, if a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (a broker non-vote), while those shares will be included in the determination of whether a quorum is present, broker non-votes will have no effect on those matters.

REVOCABILITY OF PROXIES

Proxies which are properly executed and received by the Company before the Annual Meeting will be voted at the Annual Meeting. Any stockholder giving a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

SOLICITATION OF PROXIES

Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, telegraph, telefax or electronic communications. No additional compensation will be paid for any such services. Costs of solicitation will be borne by the Company. APP will, upon request, reimburse the reasonable fees and expenses of banks, brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock.

                        PROPOSAL ONE

                     ELECTION OF DIRECTORS

Eight directors are to be elected to the Board at the Annual Meeting, each to serve for a one year term until the Annual Meeting to be held in 2004, and until his or her successor has been qualified and elected. All the nominees presently are directors of APP. It is intended that proxies received will be voted "FOR" the election of the nominees, unless marked to the contrary.

The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected. If any nominee should become unavailable prior to the election, the accompanying proxy will be voted for the election of any nominee who is designated by the present Board of Directors to fill the vacancy.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS:

The nominees for Directors of APP and their ages and position with the Company are as follows:

                                                               DIRECTOR
NAME                         AGE  POSITION WITH COMPANY         SINCE
-----------------------      ---  ---------------------        --------
Paul Goddard, Ph.D.           53  Chairman                       2000
Stephen A. Drury (1)          65  Director                       1999
Michael O'Connell             53  President and Chief Executive
                                  Officer                        2000
Peter Riepenhausen (2)(3)     66  Director                       1991
Toby Rosenblatt (1)(2)(3)     64  Director                       1983
Gregory Turnbull (1)(2)(3)    64  Director                       1986
Dennis Winger (1)             55  Director                       1993
Robert Zerbe, M.D.            52  Director                       2002

----------------
(1) Member of the Audit and Finance Committees of the Board.
(2) Member of the Compensation and Stock Option Committee of the
    Board.
(3) Member of the Nominating and Governance Committee of the Board.

The other executive officers of APP and their ages and position with the Company are as follows:

                                                               EXECUTIVE
NAME                        AGE  POSITION WITH COMPANY          SINCE
-----------------------     ---  ----------------------        ---------
John Barr, Ph.D.            43   Vice President of Research
                                 and Development                1997
Jayne Lange                 46   Vice President of Business
                                 Development                    2001
Gordon Sangster             50   Chief Financial Officer,
                                 Vice President of Finance      1993

   Paul Goddard, Ph.D. -- chairman of APP board of directors since November 2000. From 1998 to 2000, Dr. Goddard was president and chief executive officer of Elan's pharmaceutical division. From 1991 to 1998 Dr. Goddard served as chairman and chief executive officer of Neurex Corporation. In 1998, Neurex was acquired by Elan. Prior to Neurex, Dr. Goddard held various senior management positions at SmithKline Beecham. Dr. Goddard also serves as chairman of the board for Alchemia, Inc. and Xenoport, Inc., and as a director for Adolor, Inc., Molecular Devices, Inc. and Onyx Pharmaceuticals, Inc.

   Stephen A. Drury -- director of APP since May 1999. Mr. Drury is currently a healthcare financial advisor and a private investor. Prior to his retirement in 1997, he was executive vice president and a director of Owen Healthcare from 1992 and senior vice president and chief financial officer of Integrated Health Services, Inc. from 1989 until 1992. Prior to that, Mr. Drury served as senior vice president of Thomson McKinnon Securities and managing director of its Healthcare Capital Markets Group from 1985 to 1989.

   Michael O'Connell -- director since May 2001 and chief executive officer and president of APP since August 2000; he originally joined APP in July 1992 as vice president and chief financial officer. From 1980 to 1992, Mr. O'Connell served with The Cooper Companies, Inc. (formerly CooperVision, Inc.) in a number of financial positions including vice president and corporate controller. Mr. O'Connell is a Fellow of the Institute of Chartered Accountants of England and Wales.

   Peter Riepenhausen -- director of APP since April 1991. Mr. Riepenhausen is a business consultant. He was chairman, Europe for Align Technology, Inc. from 2000 until 2002 and president and chief executive officer of ReSound Corporation from 1994 to 1998. He serves as a director of Audimed, Germany and TRG, Inc. He also served as a director of Caradon (Europe) plc from April 1994 until September 1998.

   Toby Rosenblatt -- director of APP since September 1983. Mr. Rosenblatt is president of Founders Investments, Ltd. which is involved in private investment activities. Mr. Rosenblatt also serves as a director of State Street Research Mutual Funds and Met Life Metropolitan Series Mutual Funds and is a trustee of numerous civic and educational institutions.

   Gregory Turnbull -- director of APP since February 1986. Mr. Turnbull is currently a business consultant and a director of Planar Systems, Inc. Previously, he was a general partner of Cable & Howse Ventures, a venture capital organization, of which he is currently a special limited partner.

   Dennis Winger -- director of APP since February 1993. Mr. Winger is senior vice president and chief financial officer of Applera Corporation. From 1989 to 1997, Mr. Winger was senior vice president, finance and administration and chief financial officer of Chiron Corporation. He was also a member of Chiron's Strategy Committee.

   Robert Zerbe, M.D. -- director of APP since December 2002. Dr. Zerbe is the chief executive officer and founder of QuatRx Pharmaceuticals Company, a private biopharmaceutical company. Until 2000, Dr. Zerbe was employed by Pfizer as the senior vice president of Global Research and Development and Director of Development Operations. From 1993 to 2000, Dr. Zerbe served at the Parke-Davis Pharmaceutical Research Division of Warner-Lambert as senior vice president worldwide, clinical research and development. Dr. Zerbe serves as a director of Maxim Pharmaceuticals, Inc. and Synaptic Pharmaceuticals.

Executive Officers

   John Barr, Ph.D. -- vice president, research and development, joined A.P. Pharma in 1997 as director of Pharmaceutical Sciences. He was promoted to his current position in August 2000. Prior to joining A.P. Pharma, he worked as the director of Biopharmaceutics for Cortech, Inc. a Denver-based biotech firm focused on the development of novel anti-inflammatory agents. In that capacity, he was involved with both the research and development aspects of the company's intravenous and oral programs. Dr. Barr received his Ph.D. in pharmacology from the University of Glasgow in Scotland, after which he pursued postdoctoral studies at the University of Arizona.

   Jayne Lange -- vice president, business development, joined A.P. Pharma in May 2001. Ms. Lange has more than 13 years of experience in business development with a number of leading firms including Novartis, COR Therapeutics and SmithKline Beecham, both in the U.S. and overseas. Most recently, she served as vice president, marketing and business development for Discovery Partners International, Inc., ChemRx Advanced Technologies Division, a medicinal chemistry firm spun out from Axys Pharmaceuticals. Prior to that, she was executive director, business development for Novartis Pharmaceuticals, a world leader in healthcare with operations in 142 countries. Ms. Lange received an MBA from Harvard Business School.

   Gordon Sangster -- chief financial officer, joined A.P. Pharma in 1993 as corporate controller. He became vice president of finance in 1994 and chief financial officer in August 2000. Prior to joining A.P. Pharma, Mr. Sangster spent five years in a variety of corporate and international financial roles of Raychem, Inc. Previously, Mr. Sangster held financial positions at the Cooper Companies and at CooperVision, where he was international controller. Mr. Sangster is a member of the Institute of Chartered Accountants of England and Wales.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors met five times during 2002. All directors participated in at least 75% of the total number of meetings of the Board and of the committees of the Board on which each served. The Board has an Audit Committee, a Finance Committee, a Nominating and Governance Committee and a Compensation and Stock Option Committee. Each committee is served exclusively by independent directors.

The Audit Committee met five times during the last fiscal year, including quarterly meetings of the Audit Committee for review of the Company's financial results, and consisted of Messrs. Drury, Rosenblatt, Turnbull and Winger. The Audit Committee recommends engagement of the Company's independent auditors and reviews the scope and results of the annual independent audit of the Company's books and records. The Audit Committee is also responsible for reviewing the Company's accounting principles and its system of internal accounting controls. See the Audit Committee Report included in this Proxy Statement.

The Finance Committee met two times during 2002 and consists of Messrs. Drury, Rosenblatt, Turnbull and Winger. The Finance Committee is responsible for reviewing the Company's plans for providing appropriate financial resources to sustain the Company's operations including review of the Company's strategic plan and annual operating budget.

The Compensation and Stock Option Committee, which met two times during the year, consisted of Messrs. Riepenhausen, Rosenblatt and Turnbull. The function of the Compensation and Stock Option Committee is to propose and review the compensation policies of the Company and to administer the Company's stock option and stock purchase plans.

The Nominating and Governance Committee is responsible for determining the composition of the Board and its committees, recommending the nomination of all directors to be elected at the company Annual Meeting of stockholders, identifying qualified individuals to become directors and reviewing corporate governance matters. The committee met two times during the year and consists of Messrs. Riepenhausen, Rosenblatt and Turnbull.

COMPENSATION OF DIRECTORS

Each nonemployee director of the Company annually has been granted an option to acquire 10,000 shares of Common Stock, under the Company's 1992 and 2002 Stock Option Plans. In addition, each nonemployee director elected after the Company's initial public offering in 1987 received a one-time grant to acquire 25,000 shares when first elected as a director. Nonemployee directors of the Company also receive $12,000 per year, $1,000 for each meeting of the Board of Directors attended and $500 for each committee meeting attended on a date other than the date of a regularly scheduled Board meeting. Subsequent to July 1, 2000, all compensation was payable in unregistered Common Stock of the Company valued at the closing price of the Company's Common Stock on the last trading date of each quarter.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, as well as any holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission certain reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on review of such reports and certain representations furnished to it, the Company believes that during the fiscal year ended December 31, 2002 all Section 16(a) filing requirements applicable to its officers and directors were satisfied.

          COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                    OWNERS AND MANAGEMENT

The following table sets forth beneficial Common Stock ownership as of April 2, 2003, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director, including nominees, and each executive officer named in the Summary Compensation Table included in the Proxy Statement, and (iii) all executive officers and directors as a group. Each person has sole investment and voting power with respect to the shares indicated, subject to community property laws where applicable and except as otherwise set forth in the footnotes to the table.

                                                NUMBER     PERCENT
                                                  OF          OF
           NAME                                SHARES(1)    CLASS(1)
-------------------------------------------    ---------    --------
John Barr, Ph.D.(2)                               113,178    *
Stephen Drury(3)                                  101,217    *
Paul Goddard, Ph.D.(4)                            169,722    *
Jayne Lange(5)                                     27,969    *
Michael O'Connell(6)                              516,308    2.5
Peter Riepenhausen(7)                             197,035    1.0
Toby Rosenblatt(8)                                283,953    1.4
Gordon Sangster(9)                                176,038    *
Gregory Turnbull(10)                              176,541    *
Dennis Winger(11)                                 116,479    *
Robert Zerbe, M.D.(12)                              1,000    *
Citigroup, Inc.(13)                             2,815,197   13.7
388 Greenwich Street
New York, NY 10013
Wellington Management(14)                       1,620,500    7.9
75 State Street
Boston, MA 02109
Officers and Directors as a group(11 persons)   1,879,440    9.2
 (2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)

--------------
 *   Less than one percent.
(1) Assumes the exercise of all outstanding options to purchase Common Stock held by such person or group to the extent exercisable on or before June 2, 2003, and that no other person has exercised any outstanding stock options.
(2)  Includes 102,449 shares underlying exercisable stock options.
(3)  Includes 55,000 shares underlying exercisable stock options.
(4)  Includes 104,722 shares underlying exercisable stock options.
(5)  Represents 27,969 shares underlying exercisable stock options.
(6)  Includes 472,293 shares underlying exercisable stock options.
(7) Includes 67,031 shares held in family trust and 100,000 shares underlying exercisable stock options.
(8)  Includes 100,000 shares underlying exercisable stock options.
(9)  Includes 170,886 shares underlying exercisable stock options.
(10) Includes 100,000 shares underlying exercisable stock options.
(11) Includes 90,000 shares underlying exercisable stock options.
(12) Dr. Robert Zerbe currently has no exercisable stock options.
(13) Based solely on information contained in a Schedule 13G dated December 9, 2002, and includes 1,672,300 shares held by Smith Barney Fund Management LLC, 1,132,897 shares held by Salomon Smith Barney, Inc. and 10,000 shares held by the other reporting persons.
(14) Based solely on information contained in a Schedule 13G dated December 31, 2002.

                    EXECUTIVE COMPENSATION

The following Summary Compensation Table shows the total compensation for fiscal years 2002, 2001 and 2000 of the chief executive officer and the other most highly compensated executive officers whose salary exceeded $100,000 in 2002.

SUMMARY COMPENSATION TABLE
                                                 LONG-TERM
                                ANNUAL           COMPENSATION
                             COMPENSATION        AWARDS
                             ------------        ------------
                                                 SECURITIES
                                                 UNDERLYING      ALL
                             SALARY   BONUS      OPTIONS       OTHER
NAME AND POSITION      YEAR   ($)      ($)         (#)        COMPENSATION
-----------------      ----  ------   -------    ------       ------------
Michael O'Connell      2002  303,269   29,190    100,000       5,500(1)
  President and        2001  291,058   67,500     25,000       5,100(1)
  Chief Executive      2000  261,769  125,000    150,000       5,100(1)
  Officer

John Barr, Ph.D.       2002  198,269   19,083     12,500       5,500(1)
  Vice President,      2001  182,288   94,750(2)  35,000       5,100(1)
  Research and         2000  146,385   13,000     50,000       4,469(1)
  Development

Jayne Lange (3)        2002  197,615   16,303     12,500       5,391(1)
  Vice President,      2001  120,750   24,000     50,000       3,060(1)
  Business and         2000      N/A      N/A        N/A         N/A
  Development

Gordon Sangster        2002  198,500   16,376     12,500       5,500(1)
  Chief Financial      2001  193,542   38,500     20,000       5,100(1)
  Officer              2000  182,183   65,000     50,000       5,100(1)

---------------

(1) The stated amounts are Company matching contributions to the A.P. Pharma 401K Plan. The Company made matching cash contributions equal to 50% of each participant's contribution during the plan year up to a maximum amount equal to the lesser of 3% of each participant's annual compensation or $5,500, $5,100 and $5,100 for the years 2002, 2001 and 2000, respectively.
(2) Dr. Barr was paid $52,500 in January 2001 as a retention bonus in accordance with a prior agreement, based on Dr. Barr's continuing employment with the Company following the sale of the Company's cosmeceutical business to RP Scherer on July 25, 2000.
(3) Ms. Lange joined the Company in May 2001.

The following table sets forth certain information with respect to options granted during 2002 to the executive officers named in the Summary Compensation Table.

STOCK OPTION GRANTS IN 2002
                                                       POTENTIAL REALIZABLE
                                                          VALUE AT ASSUMED
                                                          ANNUAL RATES OF
                                                          STOCK PRICE
                                                          APPRECIATION FOR
                               INDIVIDUAL GRANTS            OPTION TERM(1)
                   ----------------------------------- --------------------
                                   %
                                  OF
                                 TOTAL
                                 OPTIONS
                      NUMBER OF  GRANTED
                      SHARES     TO
                      UNDERLYING EMPLOYEES
                      OPTIONS    IN     EXERCISE
                       GRANTED   FISCAL PRICE   EXPIRATION
NAME                    (#)(2)   YEAR   ($/SH)   DATE        5%($)   10%($)
--------------------  ---------  ----   ------   --------  -------   ------
Michael O'Connell       100,000  39.4   $2.450   02/13/12  154,079  390,467
John Barr, Ph.D.         12,500   4.9   $1.440   08/22/12   11,320   28,687
Jayne Lange              12,500   4.9   $1.440   08/22/12   11,320   28,687
Gordon Sangster          12,500   4.9   $1.440   08/22/12   11,320   28,687

---------------
(1) Potential realizable value is based on an assumption that the price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. The numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission ("SEC") and do not reflect the Company's estimate of future stock price growth.
(2) The options granted under the Company's 1992 Stock Plan and the 2002 Equity Incentive Plan typically vest over 4 years at 25% annually. Payments on exercise, including any taxes the Company is required to withhold, may be made in cash, by a full recourse promissory note or by tender of shares. Options are granted at fair market value on the date of grant.


The following table sets forth certain information with respect to the value of options held at fiscal year-end by the executive officers named in the Summary Compensation Table. No options were exercised during 2002 by any of the named executive officers.


AGGREGATED 2002 YEAR-END OPTION VALUES

                                                   VALUE OF UNEXERCISED
                      NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                     OPTIONS AT 2002 YEAR-END     AT FISCAL YEAR-END (1)
                     ------------------------- --------------------------
                     EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
NAME                  (#)         (#)           ($)         ($)
------------------   ----------- ------------- ----------- -------------
Michael O'Connell    470,312     154,688             0           0
John Barr, Ph.D.      91,042      56,458             0           0
Jayne Lange           20,834      41,666             0           0
Gordon Sangster      181,042      46,458             0           0

---------------
(1) Market value of underlying securities at fiscal year-end minus the exercise price of "in-the-money" options.

             REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised solely of independent directors as defined under the listing standards of NASDAQ and operates under a written charter adopted by the Board of Directors. The Audit Committee, on behalf of the Board of the Directors, provides general oversight of the Company's financial accounting and reporting process, including the system of internal controls. The Audit Committee also oversees and evaluates the performance of the Company's independent accountants and provides an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

The Company's management has primary responsibility for preparing the Company's financial statements and for the Company's financial reporting process. The Company's independent auditors, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to accounting principles generally accepted in the United States of America.

In this context and in connection with the audited financial statements contained in the Company's 2002 Annual Report on Form 10-K, the Audit
Committee:

  reviewed the audited financial statements with the Company's management, including a discussion of the quality of the accounting principles. In addition, the Committee met with management and the company's auditors on a quarterly basis, to review the quarterly financial statements prior to their release;

  discussed with Ernst & Young LLP, the Company's independent auditors, their judgment as to the quality of the Company's accounting principles, as well as certain matters related to the conduct of the audit, as required by Statement of Auditing Standards No. 61, Communication with Audit Committees;

  met with the independent auditors, with and without management present, to discuss the results of their audit, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting;

  reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors their independence from the Company, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining their independence;

  instructed the independent auditors that the Committee expects to be advised if there are any subjects that require special attention.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the SEC, and the Board of Directors approved such inclusion. Based on the Audit Committee's recommendation, the Board has also selected Ernst & Young LLP to continue as the Company's independent auditors.

                                     Audit Committee
                                     Stephen Drury
                                     Toby Rosenblatt
                                     Gregory Turnbull
                                     Dennis Winger

Relationship with Independent Accountants
-----------------------------------------

The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. A representative from Ernst & Young LLP will be present at the Annual Meeting.

In connection with the audit of the Company's financial statements for the fiscal year ended December 31, 2000, there were no disagreements with KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the matter in their report. As reported on Form 8-K, dated December 12, 2001, the Audit Committee of the Board of Directors authorized the termination of KPMG LLP as auditors of the Company effective December 13, 2001 and engaged Ernst & Young LLP as the Company's independent auditors to replace KPMG LLP.

Prior to its termination, KPMG performed the review of the Company's quarterly consolidated financial statements for the year 2001. Ernst & Young LLP performed reviews of the Company's quarterly consolidated financial statements and the year-end audit of the Company's consolidated financial statements for the year 2002. The aggregate fees billed for professional services relating to fiscal 2002 for each of the following categories of services are as follows:

Audit fees                                            $123,000
All other fees                                        $ 40,000

"All other fees" includes tax planning and review of tax returns of the Company.

          REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is responsible for establishing compensation policies applicable to the Company's executive officers and, pursuant to such policies, determining the compensation payable to the Company's chief executive officer and other executive officers of the Company. The Committee consists of Peter Riepenhausen, Toby Rosenblatt and Greg Turnbull, each of whom is a nonemployee director of the Company. In determining compensation policies, the Committee has access to compensation surveys for companies which compete with the Company in the recruitment and retention of senior executives as well as other executive compensation information and data. The following report relates to compensation payable to the Company's executive officers for the year ended December 31, 2002.

COMPONENTS OF COMPENSATION

There are three components of compensation payable to the Company's executive officers: base salary, equity-based incentive compensation in the form of stock options and restricted stock awards and annual incentive compensation in the form of cash bonuses.

COMPENSATION POLICIES

The Company's compensation policies for all employees, including executive officers, are designed to provide targeted compensation levels that are competitive with those of companies of similar size, with whom the Company must compete in the recruitment of senior personnel. The Committee also seeks to tie incentive cash bonuses to the achievement of pre-established performance objectives for the Company approved by the Committee and the Board of Directors, and to use equity-based compensation to promote equity-ownership in the Company at levels deemed appropriate by the Committee for executive officers and employees. The goals of the Committee are to align compensation with the Company's objectives and performance, and to enable the Company to attract, retain and reward executives and employees who contribute to the long-term success of the Company. The Company does not believe that compensation payable by it will be subject to the limitations on deductibility provided under Section 162(m) of the Internal Revenue Code.

BASE SALARIES

The salary component of executive compensation is based on the executive's level of responsibility for meeting the Company's objectives and performance, and comparison to similar positions in the Company and comparable companies. Base salaries for executive officers are reviewed and adjusted annually based on information regarding competitive salaries, including salary survey data provided by third parties. Individual increases are established by the Committee (taking into account recommendations of the chief executive officer concerning the overall effectiveness of each executive).

CASH BONUSES

Cash bonuses for executive officers and all other employees are determined under the Company's bonus plan based on management by objectives ("MBO"). The MBO plan establishes annual corporate goals and a target bonus for all employees, including for each executive officer, which is a percentage of base salary. The percentage of the target bonus that is paid to each officer is dependent upon the percentage achievement of corporate goals. Achievement of corporate goals is determined at the end of the year and approved by the Compensation Committee and the Board of Directors. Related bonuses are paid in the subsequent year. Bonuses earned by the executive officers for achieving a percentage of the 2002 corporate goals were paid in February 2003.

EQUITY AWARDS

The Company's compensation policies recognize the importance of stock ownership by senior executives and equity-based incentive compensation is an integral part of each executive's compensation. The Committee believes that the opportunity for stock appreciation through stock options which vest over time promotes the relationship between long-term interests of executive officers and stockholders. The size of specific options grants takes into account the executive officer's salary, number of options previously granted, as well as shares of Common Stock held, and the contributions to the Company's success.

In 1998, the Company's 1992 Stock Plan was amended to also permit the awards of restricted stock. No restricted stock awards were granted to executive officers in 2002.

COMPENSATION PAYABLE TO CHIEF EXECUTIVE OFFICER

The 2002 salary for Mr. O'Connell, the Company's president and chief executive officer, was determined principally by evaluating his performance in his leadership role in the Company and his contributions in executing the strategic and operating plan of the Company and taking into consideration competitive compensation levels for comparable companies. The Compensation Committee and Board of Directors increased his base salary of $300,000 to $310,000 effective September 1, 2002. In 2002, the Compensation Committee and Board of Directors approved the grant to Mr. O'Connell of stock options to acquire an aggregate of 100,000 shares of Common Stock. As of April 2, 2003, Mr. O'Connell held presently exercisable stock options to purchase 489,167 shares and, including options, beneficially owns as of that date 528,182 shares of the Company's Common Stock.

                                    Compensation and Stock Option Committee
                                    Peter Riepenhausen
                                    Toby Rosenblatt
                                    Gregory Turnbull

                     PERFORMANCE GRAPH

The rules of the SEC require APP to include in this Proxy Statement a line graph presentation comparing cumulative five year stockholder returns, on a dividend reinvested basis, with a broad based equity index and a published industry index. The Company selected the S&P 500 Stock Index and Russell 2000 for purposes of the comparison which appears below. The graph assumes that $100 was invested in APP stock and each index on December 31, 1997, with all dividends reinvested. Past stock performance is not necessarily indicative of future results.


                              12/97  12/98  12/99  12/00  12/01  12/02
                              -----  -----  -----  ------ -----  -----
A.P. PHARMA, INC.           . 100     81     52     36     42     15
S&P 500                       100    129    156    141    125     97
RUSSELL 2000                  100     97    118    115    117     93

                           CERTAIN TRANSACTIONS

In 2000, the Company approved a Retention Incentive Plan ("Retention Plan") for Mr. O'Connell. The purpose of the Retention Plan was to encourage Mr. O'Connell to continue his employment with the Company, enhance his ability to perform effectively and provide the Company with the benefit of his continued service. Under the Retention Plan, the Company entered into a retention agreement with Mr. O'Connell providing that he will be eligible for certain benefits if his employment is terminated under specified circumstances. If Mr. O'Connell's full-time employment with the Company is terminated by the Company (other than for cause) or by the executive for good reason (due to material reduction in the executive's authority or responsibility, base salary or other compensation or employee benefits), he will be retained as a part-time employee for a period ranging from a minimum of 12 months to a maximum of 24 months (the "Retention Period"). During the Retention Period, Mr. O'Connell will receive continuation of salary, payable one-half in a lump sum following termination of full-time employment and the remainder ratable over the Retention Period and an annual bonus equal to the bonus paid during the immediately preceding 12-month period.

Under the terms of the Company's agreement with Dr. Goddard in the year 2000, he received a stock option grant to acquire 75,000 shares of the Company's Common Stock. Twenty-five percent of the options vested at the end of twelve months and the balance vest in equal monthly installments for the next 36 months. The agreement provided that Dr. Goddard would receive additional option grants each year of 20,000 shares while he serves as chairman.

In 2001, the agreement with Dr. Goddard was amended to increase his involvement in the Company's activities. As compensation for his increased involvement, he received a restricted stock award in October 2001 of 35,000 shares of the Company's Common Stock which vested in March 2002, and a stock option grant to acquire 70,000 shares of the Company's Common Stock. The options will vest monthly over a period of two years beginning in April 2002. Additionally, Dr. Goddard's cash compensation was increased from $100,000 to $150,000 per year beginning April 1, 2002.

During 2002, no consulting fees were paid to directors.

                    INDEPENDENT PUBLIC ACCOUNTANTS

The Board has selected Ernst & Young LLP ("E&Y") as independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2003. A representative of E&Y will be present at the Annual Meeting and will have an opportunity to make a statement if such representative desires to do so. The representative of E&Y also will be available to respond to questions raised during the meeting.

                            FINANCIAL STATEMENTS

The Company's annual report to stockholders for the fiscal year ended December 31, 2002, containing audited consolidated balance sheets as of the end of each of the past two fiscal years and audited consolidated statements of operations, shareholders' equity and cash flows for each of the last three fiscal years, is being mailed with this proxy statement to stockholders entitled to notice of the Annual Meeting.

                SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Under the applicable rules of the Securities and Exchange Commission, a stockholder who wishes to submit a proposal for inclusion in the Proxy Statement of the Board of Directors for the annual meeting of stockholders to be held in the spring of 2004 must submit such proposal in writing to the Secretary of the Company at the Company's principal executive offices no later than December 17, 2003. The applicable rules of the SEC impose certain limitations on the content of proposals and also contain certain eligibility and other requirements (including the requirement that the proponent must have continuously held at least $2,000 in market value or 1% of the Company's Common Stock for at least one year before the proposal is submitted).

                                 OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to bring any other business before the Annual Meeting, and so far as is known to the Board, no other matters will be presented to the Annual Meeting. If, however, any other matter is properly presented at the Annual Meeting, it is intended that proxies in the form enclosed with this Proxy Statement will be voted on such matter in accordance with the judgment of the person or persons voting such proxies, unless the proxy otherwise provides.

                                           BY ORDER OF THE BOARD OF DIRECTORS,

                                           Julian N. Stern, Secretary

Redwood City, California
April 23, 2003

         You Are Cordially Invited To Attend The Meeting In Person.

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